Regency Affiliates, Inc.
                         610 N.E. Jensen Beach Boulevard
                           Jensen Beach, Florida 34957

                                   October 16, 2002

Statesman Group, Inc.
Nassau, Bahamas

Gentlemen:

In consideration of the payment to you of $2,730,000 cash on the date hereof:

1) As holder of a majority of the outstanding shares of Cumulative Senior Preferred Stock $100, Series C of Regency Affiliates, Inc. (the "Company"), you hereby agree to the amendment and restatement of the Certificate of Designation, Preferences and Rights of the Cumulative Senior Preferred Stock $100, Series C in the form attached hereto; and

2) Statesman (i) shall not issue capital stock or other ownership interests in Statesman, and shall cause each holder of any legal or beneficial interest in Statesman not to transfer such legal or beneficial interest,
      (ii) shall not sell or otherwise transfer any shares of Series C Preferred Stock of the Company held by Statesman or (iii) shall not purchase or otherwise acquire any additional shares of capital stock of the Company, in each such case without first receiving a written letter from the Company confirming that, based on the rules of Section 382 of the Internal Revenue Code and any related Treasury Regulations, the proposed issuance, transfer or acquisition will not adversely affect the Company's ability to utilize any net operating loss carryforwards otherwise available to the Company.

                                           Very truly yours,

                                           Regency Affiliates, Inc.


                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

Agreed to:

Statesman Group, Inc.


By:
    --------------------------------
Name:
Title:

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The exhibit to this document is filed as a separate exhibit to this Form 8-K.